FOR IMMEDIATE RELEASE April 9, 2008	CONTACT: Hayden Communications Investors: Brett Maas brett@haydenir.com (646) 536-7331 or Cameron Donahue cameron@haydenir.com (651) 653-1854

ATRINSIC ANNOUNCES STOCK REPURCHASE PROGRAM

New York (April 9, 2008) - New Motion, Inc, doing business as Atrinsic, (NASDAQ: NWMO), a premier mobile entertainment company, announced today that its Board of Directors has authorized the Company to repurchase up to $10,000,000 worth of its common stock over the balance of its current fiscal year ending December 31, 2008.

“We believe that our stock is a compelling investment, based on our strengthened business model, our strategy and the industry's strong growth prospects,” said Burton Katz, Chief Executive Officer of Atrinsic. “While we continue to invest in our technology and operations, this authorization reflects our confidence in the company's financial strength, its future potential and our continued commitment to enhancing shareholder value.”

The repurchases will be funded from available working capital. As of March 31, 2008, Atrinsic had cash and cash equivalents of approximately $34.8 million and approximately 22.5 million shares of common stock outstanding. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements, and other factors, including management’s discretion. Repurchases may be made through privately negotiated transactions or in the open market. The Board of Directors of Atrinsic may modify, extend, or terminate the share repurchase program at any time, and there is no guarantee of the exact number of shares that will be repurchased under the program.

About New Motion, Inc.

New Motion, Inc. doing business as Atrinsic (NASDAQ: NWMO) is one of the fastest growing digital advertising and entertainment networks in the United States. Atrinsic brings together the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies, creating a fully integrated vehicle for both entertainment content and brand-based and performance advertising. Entertainment content is organized into four strategic services -- digital music, casual games, sweepstakes, and community and lifestyle. Brands include Altnet, a mobile legal music download service featuring original artists, GatorArcade, a premium online and mobile gaming site, Bid4Prizes, a low-bid mobile auction game, and iMatchUp, one of the first integrated web-mobile dating services. Feature-rich advertising services include a mobile ad network, extensive search capabilities, e-mail marketing, one of the biggest publisher networks around at 8000+ and growing, and proprietary entertainment content. Headed by a team of Internet, new media, entertainment and technology professionals, Atrinsic was founded in 2005 and is headquartered in New York with offices in Irvine, CA, Seattle, WA, and Moncton, Canada. Atrinsic was recently called “a company to watch” by Wireless Business Forecast, and their mobile content capabilities were named a “rival to those of their mainstream-media counterparts” by Wired Magazine. For more information, please visit www.atrinsic.com.

Forward-Looking Statements

This news release includes forward-looking statements, including Atrinsic’s intent to repurchase shares of its common stock. These statements are based on certain assumptions and reflect our current expectations. Statements including words such as “anticipate,” “propose,” “estimate,” “believe” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: adverse changes in the company’s working capital which may be caused by a drop in demand for Atrinsic’s services or from unanticipated costs associated with the recently completed merger with Traffix, Inc.; and other risks that may impact Atrinsic’s cash flows, some of which are discussed in the company’s reports filed with the Securities and Exchange Commission (the “SEC”) under the caption “Risks That Could Affect Future Results” or “Risk Factors.” Copies of Atrinsic’s filings with the SEC can be obtained at the SEC’s website at www.sec.gov. You can also obtain Atrinsic’s report through its website at http://www.atrinsic.com. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. If any of these risks or uncertainties materializes, the operating results of Atrinsic could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and Atrinsic undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.